EXHIBIT 99.3

Item 1A. Risk Factors.
The Risk Factors contained in the 2012 Annual Report are incorporated herein by reference and updated to include the additional risks discussed below.
Risks Related to Our Business
Oil and gas activities in certain areas of our gathering systems may be adversely affected by seasonal weather conditions which in turn could negatively impact the operations of our gathering facilities and our construction of additional facilities.
Winter weather conditions across our system, especially in North Dakota, can be severe and can adversely affect oil and gas operations due to the potential shut-in of producing wells or decreased drilling activities. The result of these types of interruptions could result in a decrease in the volumes of natural gas supplied to our gathering systems. Further, delays and shutdowns caused by severe weather during the winter months may have a material negative impact on the continuous operations of our gathering systems, including interruptions in service. These types of interruptions could materially affect our business and the results of our operations.

EXH 99.3-1